Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Fourth Quarter and Record Full Year 2013 Results;

Board Approves a 14% Increase in Quarterly Dividend to $0.25 per share,

the 4th Consecutive Double-Digit Annual Increase

ATLANTA, February 13, 2014 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2013. The company reported revenue from continuing operations of $578.5 million in the fourth quarter of 2013, an 8 percent increase from the fourth quarter of 2012. On a non-GAAP basis, adjusted revenue, excluding the impact of the collection of certain reserved 2012 billings, was $571.3 million for the quarter, a 7 percent increase from the fourth quarter of 2012 and an 8 percent increase in local currency.

Fourth quarter diluted EPS from continuing operations attributable to Equifax was $0.62, an increase of 70 percent from the fourth quarter of 2012. On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax was $0.91, up 21 percent from the fourth quarter of 2012. This financial measure excludes the following items in 2013: the impact of the collection of certain reserved 2012 billings, a restructuring charge to realign internal resources, an impairment of our investment in Boa Vista Servicos (“BVS”) and acquisition-related amortization expense, net of associated tax impacts. It excludes the following items in 2012: fees related to the CSC Credit Services acquisition, a pension settlement, certain tax items, and acquisition-related amortization expense, net of associated tax impacts as described more fully in the attached Q&A.

For the full year 2013, revenue was $2.3 billion, an 11 percent increase from 2012, both on a GAAP and adjusted basis. Diluted EPS from continuing operations attributable to Equifax was $2.69, a 24 percent increase from $2.18 for the full year 2012. On a non-GAAP basis, full year adjusted EPS from continuing operations attributable to Equifax was $3.60, up 24 percent from the prior year period; this financial measure excludes the same items as those in the fourth quarter of both 2013 and 2012.

“Our fourth quarter performance continues to reflect strong execution on our strategic growth initiatives, including new product innovation, deeper penetration of our key end-user markets, and strategic acquisitions,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “On a number of measures, 2013 was a record year for Equifax. We ended the year with revenue growth of 11% and 24% growth in Adjusted Earnings per Share. We have a number of exciting initiatives underway and I anticipate we will deliver another year of solid performance in 2014.”

Quarterly Dividend Announcement

The Equifax Board of Directors has approved a 14% increase in the quarterly cash dividend, increasing it to $0.25 per share from the previous quarterly dividend of $0.22 per share. The cash dividend is payable on March 14, 2014, to shareholders of record as of the close of business on February 25, 2014. Equifax has paid cash dividends for 100 consecutive years.

Fourth Quarter 2013 Highlights

•	In addition to the financial highlights noted above, fourth quarter 2013 net income from continuing operations attributable to Equifax was $76.7 million, a 73 percent increase from the prior year.

•	Operating margin was 26.6 percent for the fourth quarter of 2013, compared to 17.3 percent in the fourth quarter of 2012. On a non-GAAP basis, adjusted operating margin, which excludes the collection of certain reserved billings and a resource realignment charge in 2013, and transaction-related expenses associated with the CSC Credit Services acquisition and the pension settlement in 2012, was 27.4 percent for the fourth quarter of 2013, up 190 basis points from 2012.

•	Total debt at December 31, 2013 was $1.4 billion, down $288.7 million from December 31, 2012.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $255.5 million in the fourth quarter of 2013 compared to $221.6 million in the fourth quarter of 2012, an increase of 15 percent. On a non-GAAP basis, adjusted USCIS revenue, excluding the collection of certain reserved 2012 billings, was $248.3 million, an increase of 12 percent compared to the fourth quarter of 2012.

•	Online Consumer Information Solutions revenue was $170.1 million, up 12 percent from a year ago.
•	Mortgage Solutions revenue was $23.8 million, down 1 percent from a year ago.
•	Consumer Financial Marketing Services (CFMS) revenue was $61.6 million, up 36 percent when compared to a year ago. CFMS revenue adjusted for the collection of certain reserved 2012 billings, on a non-GAAP basis, was $54.4 million, an increase of 20 percent when compared to the prior year quarter.

Operating margin for USCIS was 41.4 percent in the fourth quarter of 2013 compared to 39.8 percent in the fourth quarter of 2012. Adjusted USCIS operating margin, excluding the impact of the collection of certain reserved 2012 billings, was 39.7 percent for the fourth quarter of 2013.

International

Total revenue was $131.5 million in the fourth quarter of 2013, a 6 percent increase from the fourth quarter of 2012 and an 11 percent increase on a local currency basis.

•	Latin America revenue was $50.2 million, up 18 percent in local currency and 5 percent in U.S. dollars from a year ago.
•	Europe revenue was $49.8 million, up 12 percent in local currency and 15 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $31.5 million, up 1 percent in local currency and down 5 percent in U.S. dollars from a year ago.

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Operating margin for International was 28.6 percent in the fourth quarter of 2013 compared to 29.9 percent in the fourth quarter of 2012.

Workforce Solutions

Total revenue was $112.2 million in the fourth quarter of 2013, flat when compared to the fourth quarter of 2012.

•	Verification Services revenue was $65.1 million, down 7 percent when compared to a year ago. Mortgage-related verification revenue was down 32 percent when compared to a year ago.
•	Employer Services revenue was $47.1 million, up 12 percent when compared to a year ago.

Operating margin for Workforce Solutions was 28.9 percent in the fourth quarter of 2013 compared to 22.6 percent in the fourth quarter of 2012.

North America Personal Solutions

Revenue was $52.5 million, a 9 percent increase from the fourth quarter of 2012. Operating margin was 30.7 percent compared to 28.2 percent in the fourth quarter of 2012.

North America Commercial Solutions

Revenue was $26.8 million, down 3 percent in U.S. dollars and 2 percent in local currency compared to the fourth quarter of 2012. Operating margin was 32.5 percent compared to 34.4 percent in the fourth quarter of 2012.

Full Year 2014 and First Quarter 2014 Outlook

Based on the current level of domestic and international business activity, current trends in foreign exchange rates, and an anticipated slowdown in mortgage activity in the first half of 2014, consolidated revenue for the full year of 2014 is expected to be between $2.425 billion and $2.475 billion and full year 2014 Adjusted EPS is expected to be between $3.75 and $3.89.

For the first quarter of 2014, consolidated revenue is expected to be between $575 million and $588 million and first quarter 2014 Adjusted EPS is expected to be between $0.84 and $0.88.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, that provides businesses of all sizes and consumers with insight and information they can trust. The company’s significant investments in differentiated data, its expertise in advanced analytics to explore and develop new multi-source data solutions, and its leading-edge proprietary technology enable it to create and deliver unparalleled customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 19 countries and is a member of Standard & Poor's (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. In 2013, Equifax was named a Bloomberg BusinessWeek Top 50 company, was #3 in Fortune's Most Admired list in its category, and was named to InfoWeek 500 as well as the FinTech 100. For more information, please visit www.equifax.com.

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Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 14, 2014, at 8:30 a.m. (EST) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents revenue, operating income, operating margin, net income and diluted EPS from continuing operations attributable to Equifax which (to the extent noted above for different periods) may exclude the recovery of certain reserved 2012 billings, a resource realignment charge, an impairment of our BVS investment, CSC Credit Services acquisition fees, a pension settlement, certain income tax items and acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of revenue, operating income, operating margin, net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include adverse or uncertain economic conditions and changes in credit and financial markets; risks relating to illegal third party efforts to access data or other cybersecurity or physical security breaches; changes in, and the effects of, laws and regulations and government policies governing our business, including our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency created by the Dodd-Frank Wall Street Reform and Consumer Protection Act that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S.; federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, including without limitation under the captions “Item 1. Business -- Information Security and Government Regulation” and “-- Forward-Looking Statements” and “Item 1A, Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2013	2012
(In millions, except per share amounts)
Operating revenue	$578.5	$533.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	197.2	196.5
Selling, general and administrative expenses	181.4	205.4
Depreciation and amortization	45.8	39.7
Total operating expenses	424.4	441.6
Operating income	154.1	92.2
Interest expense	(17.4)	(14.3)
Other (expense) income, net	(14.8)	1.3
Consolidated income before income taxes	121.9	79.2
Provision for income taxes	(43.0)	(32.8)
Consolidated income from continuing operations	78.9	46.4
Discontinued operations, net of tax	-	1.8
Consolidated net income	78.9	48.2
Less: Net income attributable to noncontrolling interests	(2.2)	(1.9)
Net income attributable to Equifax	$76.7	$46.3

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$76.7	$44.5
Discontinued operations, net of tax	-	1.8
Net income	$76.7	$46.3

Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.63	$0.37
Discontinued operations attributable to Equifax	-	0.02
Net income attributable to Equifax	$0.63	$0.39
Weighted-average shares used in computing basic earnings per share	121.8	119.8

Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.62	$0.36
Discontinued operations attributable to Equifax	-	0.02
Net income attributable to Equifax	$0.62	$0.38
Weighted-average shares used in computing diluted earnings per share	124.2	122.4

Dividends per common share	$0.22	$0.18

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
	2013	2012
(In millions, except per share amounts)
Operating revenue	$2,303.9	$2,073.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	787.3	759.5
Selling, general and administrative expenses	715.8	673.5
Depreciation and amortization	189.6	160.0
Total operating expenses	1,692.7	1,593.0
Operating income	611.2	480.0
Interest expense	(70.2)	(55.4)
Other (expense) income, net	(10.6)	6.7
Consolidated income from continuing operations before income taxes	530.4	431.3
Provision for income taxes	(188.9)	(156.0)
Consolidated income from continuing operations	341.5	275.3
Discontinued operations, net of tax	18.4	5.5
Consolidated net income	359.9	280.8
Less: Net income attributable to noncontrolling interests	(8.1)	(8.7)
Net income attributable to Equifax	$351.8	$272.1

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$333.4	$266.6
Discontinued operations, net of tax	18.4	5.5
Net income	$351.8	$272.1

Basic earnings per common share:
Income from continuing operations attributable to Equifax	$2.75	$2.22
Discontinued operations attributable to Equifax	0.15	0.05
Net income attributable to Equifax	$2.90	$2.27
Weighted-average shares used in computing basic earnings per share	121.2	119.9

Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$2.69	$2.18
Discontinued operations attributable to Equifax	0.15	0.04
Net income attributable to Equifax	$2.84	$2.22
Weighted-average shares used in computing diluted earnings per share	123.7	122.5

Dividends per common share	$0.88	$0.72

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EQUIFAX

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
(In millions, except par values)
ASSETS
Current assets:
Cash and cash equivalents	$235.9	$146.8
Trade accounts receivable, net of allowance for doubtful accounts of $6.8 and $6.3 at
December 31, 2013 and December 31, 2012, respectively	309.7	317.0
Prepaid expenses	34.5	26.2
Other current assets	68.3	48.7
Total current assets	648.4	538.7

Property and equipment:
Capitalized internal-use software and system costs	388.0	369.9
Data processing equipment and furniture	188.0	198.4
Land, buildings and improvements	185.2	177.0
Total property and equipment	761.2	745.3
Less accumulated depreciation and amortization	(472.3)	(461.6)
Total property and equipment, net	288.9	283.7

Goodwill	2,395.1	2,290.4
Indefinite-lived intangible assets	95.5	254.5
Purchased intangible assets, net	973.2	987.7
Other assets, net	138.8	165.1
Total assets	$4,539.9	$4,520.1

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$296.5	$283.3
Accounts payable	19.9	25.1
Accrued expenses	95.4	84.9
Accrued salaries and bonuses	90.2	104.7
Deferred revenue	61.8	57.9
Other current liabilities	98.7	90.6
Total current liabilities	662.5	646.5

Long-term debt	1,145.5	1,447.4
Deferred income tax liabilities, net	263.7	236.7
Long-term pension and other postretirement benefit liabilities	72.4	176.3
Other long-term liabilities	54.8	54.0
Total liabilities	2,198.9	2,560.9

Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 189.3 at December 31, 2013 and December 31, 2012;
Outstanding shares - 121.9 and 120.4 at December 31, 2013 and December 31, 2012, respectively	236.6	236.6
Paid-in capital	1,174.6	1,139.6
Retained earnings	3,309.2	3,064.6
Accumulated other comprehensive loss	(312.6)	(362.0)
Treasury stock, at cost, 66.8 shares and 68.3 shares at December 31, 2013 and
December 31, 2012, respectively	(2,101.2)	(2,139.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2013 and
December 31, 2012, respectively	(5.9)	(5.9)
Total Equifax shareholders' equity	2,300.7	1,933.2
Noncontrolling interests	40.3	26.0
Total equity	2,341.0	1,959.2
Total liabilities and equity	$4,539.9	$4,520.1

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EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2013	2012
(In millions)
Operating activities:
Consolidated net income	$359.9	$280.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Gain on divestitures	(19.0)	-
Impairment of cost method investment	17.0	-
Depreciation and amortization	190.3	163.4
Stock-based compensation expense	32.2	28.0
Excess tax benefits from stock-based compensation plans	(14.6)	(1.7)
Deferred income taxes	(9.7)	(26.5)
Pension settlement charge	-	38.7
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(2.4)	(17.2)
Prepaid expenses and other current assets	(4.2)	(22.5)
Other assets	4.4	(4.0)
Current liabilities, excluding debt	2.1	53.3
Other long-term liabilities, excluding debt	10.3	4.0
Cash provided by operating activities	566.3	496.3
Investing activities:
Capital expenditures	(83.3)	(66.0)
Acquisitions, net of cash acquired	(91.4)	(1,016.4)
Cash received from divestitures	47.5	2.5
Investment in unconsolidated affiliates, net	(6.4)	(3.7)
Cash used in investing activities	(133.6)	(1,083.6)
Financing activities:
Net short-term (repayments) borrowings	(267.3)	234.1
Payments on long-term debt	(15.0)	(15.2)
Proceeds from issuance of long-term debt	-	499.2
Treasury stock purchases	(11.9)	(85.1)
Dividends paid to Equifax shareholders	(106.7)	(86.0)
Dividends paid to noncontrolling interests	(10.5)	(4.8)
Proceeds from exercise of stock options	47.8	68.3
Excess tax benefits from stock-based compensation plans	14.6	1.7
Contributions from noncontrolling interests	16.7	-
Other	(0.8)	(5.9)
Cash (used in) provided by financing activities	(333.1)	606.3
Effect of foreign currency exchange rates on cash and cash equivalents	(10.5)	0.1
Increase in cash and cash equivalents	89.1	19.1
Cash and cash equivalents, beginning of period	146.8	127.7
Cash and cash equivalents, end of period	$235.9	$146.8

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Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of adjusted operating revenue and adjusted operating income, non-GAAP measures, by operating segment?

Adjusted revenue and operating income, non-GAAP measures, are adjusted for the impact of the collection of certain reserved 2012 billings, a restructuring charge to realign internal resources, CSC Credit Services acquisition fees and a pension settlement.  See reconciliations A, B and C in this release for the GAAP   to non-GAAP reconciliations and further information regarding these measures.

Adjusted operating revenue and adjusted operating income consist of the following components:

(in millions)	Three Months Ended December 31,
					Local Currency
Adjusted operating revenue:	2013	2012	$ Change	% Change	% Change*
Online Consumer Information Solutions	$170.1	$152.3	$17.8	12%
Mortgage Solutions	23.8	24.0	(0.2)	-1%
Consumer Financial Marketing Services (adjusted)	54.4	45.3	9.1	20%
Total U.S. Consumer Information Solutions (adjusted)	248.3	221.6	26.7	12%
Latin America	50.2	48.0	2.2	5%	18%
Europe	49.8	43.5	6.3	15%	12%
Canada Consumer	31.5	33.1	(1.6)	-5%	1%
Total International	131.5	124.6	6.9	6%	11%
Verification Services	65.1	69.6	(4.5)	-7%
Employer Services	47.1	42.1	5.0	12%
Total Workforce Solutions	112.2	111.7	0.5	0%
North America Personal Solutions	52.5	48.3	4.2	9%
North America Commercial Solutions	26.8	27.6	(0.8)	-3%	-2%
Total adjusted operating revenue	$571.3	$533.8	$37.5	7%	8%

(in millions)	Twelve Months Ended December 31,
					Local Currency
Adjusted operating revenue:	2013	2012	$ Change	% Change	% Change*
Online Consumer Information Solutions	$714.3	$626.0	$88.3	14%
Mortgage Solutions	114.3	94.5	19.8	21%
Consumer Financial Marketing Services (adjusted)	177.6	148.8	28.8	19%
Total U.S. Consumer Information Solutions (adjusted)	1,006.2	869.3	136.9	16%
Latin America	194.3	187.5	6.8	4%	12%
Europe	188.0	169.6	18.4	11%	11%
Canada Consumer	131.2	129.1	2.1	2%	5%
Total International	513.5	486.2	27.3	6%	10%
Verification Services	279.3	258.5	20.8	8%
Employer Services	194.8	183.6	11.2	6%
Total Workforce Solutions	474.1	442.1	32.0	7%
North America Personal Solutions	207.4	185.5	21.9	12%
North America Commercial Solutions	95.5	89.9	5.6	6%	7%
Total adjusted operating revenue	$2,296.7	$2,073.0	$223.7	11%	12%

(in millions)	Three Months Ended December 31,
		Operating		Operating
Adjusted operating income:	2013	Margin	2012	Margin	$ Change	% Change
U.S. Consumer Information Solutions (adjusted)	$98.6	39.7%	$88.3	39.8%	$10.3	12%
International	37.6	28.6%	37.2	29.9%	0.4	1%
Workforce Solutions	32.4	28.9%	25.3	22.6%	7.1	28%
North America Personal Solutions	16.2	30.7%	13.6	28.2%	2.6	18%
North America Commercial Solutions	8.7	32.5%	9.5	34.4%	(0.8)	-8%
General Corporate Expense (adjusted)	(37.3)	nm	(38.0)	nm	0.7	2%
Total adjusted operating income	$156.2	27.4%	$135.9	25.5%	$20.3	15%

(in millions)	Twelve Months Ended December 31,
		Operating		Operating
Adjusted operating income:	2013	Margin	2012	Margin	$ Change	% Change
U.S. Consumer Information Solutions (adjusted)	$390.6	38.8%	$345.2	39.7%	$45.4	13%
International	148.1	28.8%	143.8	29.6%	4.3	3%
Workforce Solutions	142.6	30.1%	106.6	24.1%	36.0	34%
North America Personal Solutions	58.6	28.2%	50.4	27.2%	8.2	16%
North America Commercial Solutions	21.4	22.4%	19.8	22.0%	1.6	8%
General Corporate Expense (adjusted)	(148.0)	nm	(142.1)	nm	(5.9)	-4%
Total adjusted operating income	$613.3	26.7%	$523.7	25.3%	$89.6	17%

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Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What were the adjusted revenue growth rates in USCIS excluding the CSC Credit Services acquisition?

	Q4 2013	YTD 2013
Online Consumer Information Solutions	-1%	1%
Mortgage Solutions	-14%	3%
Consumer Financial Marketing Services	12%	9%
U.S. Consumer Information Solutions	1%	2%

3.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
U.S. Consumer Information Solutions	$21.6	$9.5	$86.0	$40.6
International	6.0	6.1	23.4	24.8
Workforce Solutions	11.1	16.9	51.7	66.2
North America Personal Solutions	2.1	1.7	7.5	7.0
North America Commercial Solutions	0.6	1.2	3.5	4.7
General Corporate Expense	4.4	4.3	17.5	16.7
Total depreciation and amortization	$45.8	$39.7	$189.6	$160.0

4.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2013
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(1.8)	-6%	$(0.8)	-6%
Canada Commercial	(0.4)	-1%	(0.2)	-1%
Europe	0.9	3%	0.2	2%
Latin America	(6.2)	-13%	(2.9)	-15%

	Twelve Months Ended December 31, 2013
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(4.0)	-3%	$(1.8)	-3%
Canada Commercial	(0.8)	-1%	(0.3)	-1%
Europe	(0.1)	0%	(0.3)	-1%
Latin America	(15.6)	-8%	(8.2)	-11%

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS attributable to Equifax, adjusted for the collection of certain reserved 2012 billings, resource realignment charge, impairment of BVS investment, CSC acquisition fees, a pension settlement, certain income tax items, and acquisition-related amortization expense:

	Three Months Ended
	December 31,
	2013	2012	$ Change	% Change

Net income from continuing operations attributable to Equifax	$76.7	$44.5	$32.2	72%
Collection of certain reserved 2012 billings, net of tax (1)	(4.5)	-	(4.5)	nm
Charge related to resource realignment, net of tax (2)	5.9	-	5.9	nm
Impairment of BVS investment, net of tax (3)	11.2	-	11.2	nm
Fees associated with the acquisition of CSC Credit Services,
net of tax (4)	-	3.2	(3.2)	nm
Pension settlement, net of tax (5)	-	24.1	(24.1)	nm
Income tax impact of international tax restructuring (6)	-	20.5	(20.5)	nm
Income tax benefits (7)	-	(15.3)	15.3	nm
Net income from continuing operations attributable to Equifax,
adjusted for items listed above	89.3	77.0	12.3	16%
Acquisition-related amortization expense, net of tax, and
cash income tax benefit of acquisition-related amortization
expense of certain acquired intangibles	24.0	15.6	8.4	54%
Net income from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$113.3	$92.6	$20.7	22%
Diluted EPS from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$0.91	$0.76	$0.15	21%
Weighted-average shares used in computing diluted EPS	124.2	122.4

	Twelve Months Ended
	December 31,
	2013	2012	$ Change	% Change

Net income from continuing operations attributable to Equifax	$333.4	$266.6	$66.8	25%
Collection of certain reserved 2012 billings, net of tax (1)	(4.5)	-	(4.5)	nm
Charge related to resource realignment, net of tax (2)	5.9	-	5.9	nm
Impairment of BVS investment, net of tax (3)	11.2	-	11.2	nm
Fees associated with the acquisition of CSC Credit Services,
net of tax (4)	-	3.2	(3.2)	nm
Pension settlement, net of tax (5)	-	24.1	(24.1)	nm
Income tax impact of international tax restructuring (6)	-	20.5	(20.5)	nm
Income tax benefits (7)	-	(15.3)	15.3	nm
Net income from continuing operations attributable to Equifax,
adjusted for items listed above	346.0	299.1	46.9	16%
Acquisition-related amortization expense, net of tax, and
cash income tax benefit of acquisition-related amortization
expense of certain acquired intangibles	99.9	57.3	42.6	75%
Net income from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$445.9	$356.4	$89.5	25%
Diluted EPS from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$3.60	$2.91	$0.69	24%
Weighted-average shares used in computing diluted EPS	123.7	122.5

nm - not meaningful

(1)	Collection of certain reserved 2012 billings includes $7.2 million of revenue ($4.5 million, net of tax) recorded during the fourth quarter of 2013 that relates to the collection of revenue attributable to certain reserved 2012 billings that did not originally meet the revenue recognition criteria. See the Notes to this reconciliation for additional detail.

(2)	Charge related to resource realignment includes $9.3 million of primarily severance expense in the fourth quarter of 2013. See the Notes to thisreconciliation for additional detail.

(3)	Impairment of BVS investment includes a $17.0 million ($11.2 million, net of tax) impairment on our cost method investment in BVS in the fourth quarter of 2013. See the Notes to this reconciliation for additional detail.

(4)	Fees associated with the acquisition of CSC Credit Services includes the fees incurred as a direct result of the acquisition, net of tax. See the Notes to this reconciliation for additional detail.

(5)	Pension settlement includes the non-cash charge incurred related to the voluntary settlement offer in the fourth quarter of 2012, net of tax. See the Notes to this reconciliation for additional detail.

(6)	We recorded $20.5 million of tax expense as a result of an international tax restructuring completed in the fourth quarter of 2012. See the Notes to this reconciliation for additional detail.

(7)	During the fourth quarter of 2012, we recorded a $15.3 million tax benefit as a result of an approved tax method change. See the Notes to this reconciliation for additional detail.

11

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

B.	Reconciliation of revenue and operating income to adjusted revenue and operating income, excluding the collection of certain reserved billings, CSC acquisition fees and a pension settlement, and presentation of adjusted operating margin:

	Three Months Ended
	December 31,
	2013	2012	$ Change	% Change

Revenue	$578.5	$533.8	$44.7	8%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Adjusted revenue, excluding collection of certain reserved billings	$571.3	$533.8	$37.5	7%
Operating income	$154.1	$92.2	$61.9	67%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Charge related to resource realignment (2)	9.3	-	9.3	nm
Fees associated with the acquisition of CSC Credit Services (3)	-	5.0	(5.0)	nm
Pension settlement (4)	-	38.7	(38.7)	nm
Adjusted operating income, excluding the items listed above	$156.2	$135.9	$20.3	15%
Adjusted operating margin	27.4%	25.5%

	Twelve Months Ended
	December 31,
	2013	2012	$ Change	% Change

Revenue	$2,303.9	$2,073.0	$230.9	11%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Adjusted revenue, excluding collection of certain reserved billings	$2,296.7	$2,073.0	$223.7	11%
Operating income	$611.2	$480.0	$131.2	27%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Charge related to resource realignment (2)	9.3	-	9.3	nm
Fees associated with the acquisition of CSC Credit Services (3)	-	5.0	(5.0)	nm
Pension settlement (4)	-	38.7	(38.7)	nm
Adjusted operating income, excluding the items listed above	$613.3	$523.7	$89.6	17%
Adjusted operating margin	26.7%	25.3%

C.	Reconciliation of USCIS revenue and operating income to adjusted USCIS revenue and operating income, excluding the collection of certain reserved billings and presentation of adjusted operating margin:

	Three Months Ended
	December 31,
	2013	2012	$ Change	% Change

Revenue	$255.5	$221.6	$33.9	15%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Adjusted revenue, excluding collection of certain reserved billings	$248.3	$221.6	$26.7	12%
Operating income	$105.8	$88.3	$17.5	20%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Adjusted operating income, excluding reserved billings collection	$98.6	$88.3	$10.3	12%
Adjusted operating margin	39.7%	39.8%

	Twelve Months Ended
	December 31,
	2013	2012	$ Change	% Change

Revenue	$1,013.4	$869.3	$144.1	17%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Adjusted revenue, excluding collection of certain reserved billings	$1,006.2	$869.3	$136.9	16%
Operating income	$397.8	$345.2	$52.6	15%
Collection of certain reserved 2012 billings (1)	(7.2)	-	(7.2)	nm
Adjusted operating income, excluding reserved billings collection	$390.6	$345.2	$45.4	13%
Adjusted operating margin	38.8%	39.7%

nm - not meaningful

(1)	Collection of certain reserved 2012 billings includes revenue recorded during the fourth quarter of 2013 that relates to the collection of revenue attributable to certain reserved 2012 billings that did not originally meet the revenue recognition criteria. See the Notes to this reconciliation for additional detail.

(2)	Charge related to resource realignment includes $9.3 million of primarily severance expense in the fourth quarter of 2013. See the Notes to this reconciliation for additional detail.

(3)	Fees associated with the acquisition of CSC Credit Services includes the fees incurred as a direct result of the acquisition, net of tax. See the Notes to this reconciliation for additional detail.

(4)	Pension settlement includes the non-cash charge incurred related to the voluntary settlement offer in the fourth quarter of 2012, net of tax. See the Notes to this reconciliation for additional detail.

12

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

D.	Reconciliation of general corporate expense to adjusted adjusted general corporate expense, excluding the charge related to resource realignment, CSC acquisition fees and a pension settlement:

	Three Months Ended
	December 31,
	2013	2012	$ Change	% Change

General corporate expense	$(46.6)	$(81.7)	$35.1	43%
Charge related to resource realignment (1)	9.3	-	9.3	nm
Fees associated with the acquisition of CSC Credit Services (2)	-	5.0	(5.0)	nm
Pension settlement (3)	-	38.7	(38.7)	nm
Adjusted general corporate expense, excluding resource
realignment charge, CSC acquisition fees and pension
settlement	$(37.3)	$(38.0)	$0.7	2%

	Twelve Months Ended
	December 31,
	2013	2012	$ Change	% Change

General corporate expense	$(157.3)	$(185.8)	$28.5	15%
Charge related to resource realignment (1)	9.3	-	9.3	nm
Fees associated with the acquisition of CSC Credit Services (2)	-	5.0	(5.0)	nm
Pension settlement (3)	-	38.7	(38.7)	nm
Adjusted general corporate expense, excluding resource
realignment charge, CSC acquisition fees and pension
settlement	$(148.0)	$(142.1)	$(5.9)	-4%

nm - not meaningful

(1)	Charge related to resource realignment includes $9.3 million of primarily severance expense in the fourth quarter of 2013. See the Notes to this reconciliation for additional detail.

(2)	Fees associated with the acquisition of CSC Credit Services includes the fees incurred as a direct result of the acquisition, net of tax. See the Notes to this reconciliation for additional detail.

(3)	Pension settlement includes the non-cash charge incurred related to the voluntary settlement offer in the fourth quarter of 2012, net of tax. See the Notes to this reconciliation for additional detail.

13

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Collection of certain reserved 2012 billings – During the fourth quarter of 2013, we recorded revenue of $7.2 million ($4.5 million, net of tax) that relates to the collection of revenue attributable to certain reserved billings prior to 2013 that did not originally meet the revenue recognition criteria due to collectability issues.  Management believes excluding this revenue is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to revenue when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to resource realignment – During the fourth quarter of 2013, we recorded a restructuring charge primarily to realign internal resources with our strategic opportunities. This charge of $9.3 million, pretax, ($5.9 million, net of tax) is reflected in selling, general and administrative expenses in our Consolidated Statements of Income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2013, as compared to the corresponding periods in 2012, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Impairment of BVS investment – During the fourth quarter of 2013, we recorded an impairment of our cost method investment in BVS of $17.0 million, pretax, ($11.2 million, net of tax) in other expense in our Consolidated Statements of Income due to indicators of impairment that arose during the quarter. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2013, as compared to the corresponding periods in 2012, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Fees associated with the acquisition of CSC Credit Services – During the fourth quarter of 2012, the Company acquired certain business assets and the operations of CSC Credit Services, Inc., a subsidiary of Computer Sciences Corporation. In conjunction with this acquisition, the Company incurred approximately $5.0 million of transaction fees ($3.2 million, net of tax). Management believes excluding these fees from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to the corresponding periods in 2013, since an acquisition and fees of such an amount are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historically performance and is useful when planning, forecasting and analyzing future periods.

Pension settlement – During the fourth quarter of 2012, the Company offered certain employees a voluntary lump sum payment option of their pension benefits or a reduced monthly annuity. The Company recorded a non-cash settlement charge of $38.7 million ($24.1 million, net of tax). Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to the corresponding periods in 2013, since this charge is unusual in nature and not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historically performance and is useful when planning, forecasting and analyzing future periods.

14

International tax restructuring - During the fourth quarter of 2012, the Company completed an international tax restructuring resulting in the recognition of tax expense of $20.5 million. Management believes excluding this income tax expense from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to the corresponding periods in 2013, since income tax expense associated with tax restructuring of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax benefits – During the fourth quarter of 2012, the Company recorded a tax benefit as a result of tax authorities approving a tax method change which impacted the tax expense recorded in connection with the merger of our Brazilian business in the second quarter of 2011. Management believes excluding these income tax benefits from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2012, as compared to the corresponding periods in 2013, since these specific income tax benefits of such an amount are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for the collection of certain reserved 2012 billings, resource realignment charge, BVS investment impairment, CSC Credit Services acquisition fees, pension settlement, certain income tax items and acquisition-related amortization expense, net of tax - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.  These financial measures are not prepared in conformity with GAAP.  Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Adjusted revenue, adjusted operating income and operating margin, excluding the collection of certain reserved 2012 billings, resource realignment charge, CSC Credit Services acquisition fees and pension settlement - Management believes excluding the collection of certain reserved billings, resource realignment charge, CSC Credit Services acquisition fees and the pension settlement from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.

15